Exhibit 10.3

BIGBAND NETWORKS, INC.

2001 SHARE OPTION AND INCENTIVE PLAN

(as amended)

1. Purposes of the Plan. The purposes of this Share Option and Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business through the grant of stock options and other equity interests in the Company (each an “Award”).

Options granted under this Plan may or may not contain such terms as will qualify the Options as Incentive Share Options (“ISOs”) within the meaning of Section 422(b) of the United State Internal Revenue Code of 1986, as amended (the “Code”). Options granted under this Plan may or may not contain such terms as will qualify the Options as Options granted pursuant to the provisions of Section 102 or Section 3(i) of the Israeli Income Tax Ordinance (New Version), 1961 (the “Ordinance”) and any regulations, rules, orders or procedures promulgated thereunder, including the Income Tax Rules (Tax benefits in Stock Issuance to Employees) 5349-1989 (the “Rules”). Options granted under this Plan will be designated for tax purposes as determined by the Board at the time of the grant in accordance with Applicable Laws. Any person to whom an Award has been granted is called a “Participant.”

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 hereof.

(b) “Applicable Laws” means the requirements relating to the administration of share option plans under U.S. state corporate laws, U.S. federal and state securities laws, U.S. and Israeli tax laws, Israel’s foreign exchange control law, and stock exchange or quotation system on which the shares are listed or quoted and the applicable laws of any country or jurisdiction where options are granted under the Plan.

(c) “Board” means the Board of Directors of the Company or of any Parent or Subsidiary of the Company.

(d) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

(e) “Company” means BigBand Networks, Inc., a company organized under the laws of the State of Delaware.

(f) “Consultant” means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

(g) “Director” means a member of the Board.

(h) “Employee” means, for the purpose of this plan, any person, including officers of the Company (within the meaning of the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any military leave, sick leave or other bona fide leave of absence approved by the Company, provided that the leave of absence does not extend beyond ninety (90) days or, if longer than 90 days, so long as the Service Provider’s right to reemployment is guaranteed either by statute or by contract, or (ii) transfers between locations of the Company or between the Company, any Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(i) “Fair Market Value” means, as of any date, the value of a Share determined as follows:

(i) If the Shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, their Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, their Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination, or;

(iii) In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Board.

(j) “Option” means a share option granted pursuant to the Plan.

(k) “Option Agreement” means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(l) “Restricted Stock Agreement” means a written or electronic agreement between the Company and an Employee, Director or Consultant of the Company evidencing the terms and conditions of an Award of Shares. The Restricted Stock Agreement is subject to the terms and conditions of the Plan.

(m) “Optioned Shares” means the Shares subject to an Option.

(n) “Optionee” means the holder of an outstanding Option granted under the Plan.

(o) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the U.S. Internal Revenue Code of 1986, as amended.

(p) “Plan” means this 2001 Share Option and Incentive Plan.

(q) “Repurchaser” means (i) the Company, if permitted by Applicable Laws; (ii) if the Company is not permitted by Applicable Laws, then any affiliate or subsidiary of the Company; or (iii) if the majority of the Board of Directors of the Company so decide, any other third party or parties designated by the Board of Directors, provided in no case shall the Company provide financial assistance to any other party to purchase the Shares if doing so is prohibited by Applicable Laws.

(r) “Service Provider” means an Employee, Director or Consultant.

(s) “Share” means a share of the common stock of the Company, $.001 par value, as adjusted in accordance with Section 12 below.

(t) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the U.S. Internal Revenue Code of 1986, as amended.

3. Number of Shares Available under the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be issued pursuant to the Plan is 21,537,319 Shares plus: the aggregate number of Shares underlying Awards (i) actually terminated, surrendered or forfeited under the 1999 Share Option and Incentive Plan of the Company (the “1999 Plan”) and (ii) repurchased by, or surrendered or forfeited to the Company, at no more than cost , such amount (i.e. the sum of (i) and (ii)) not to exceed 7,098,643 Shares, all of which may be issued as options intended to qualify under Section 102 of the Ordinance, and regulations, Rules and orders of procedures promulgated thereunder.

If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Except as provided below, Shares that have actually been issued pursuant to Options exercised under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

Subject to adjustment pursuant to Section 12, if Shares issued pursuant to Awards granted under the Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than cost, such Shares shall again be available for grant under the Plan; provided, however, that the cumulative number of such Shares that may be so reissued under the Plan will not exceed 28,635,962 shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

4. Administration of the Plan.

(a) Procedure. The Plan shall be administered by the Board. The Board, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. All decisions by the Board shall be final and binding on an interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan. To the extent permitted by Applicable Law, the Board may delegate any or all of its powers under the Plan to one or more Committees of the Board.

(b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may from time to time be granted hereunder;

(iii) to determine the number of Shares to be covered by each such Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions of any Awards granted hereunder, including the terms of any vesting provisions, repurchase provisions, and restrictions relating to applicable federal or state securities laws, as it considers advisable.

(vi) to determine whether and under what circumstances an Option may be settled in cash under subsection 10(e) instead of Shares;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan;

(vii) subject to Applicable Laws, to allow Optionees to satisfy withholding tax obligations by electing to have the Company, if permitted under Applicable Laws, withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Board may deem necessary or advisable; and

(viii) to reduce the exercise price of any Option to the then Fair Market Value, if the Fair Market Value of the Shares covered by such Option has declined since the date the Option was granted.

(ix) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan.

(c) To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of Awards to be granted by such executive officers.

(d) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Participants

5. Eligibility.

(a) Awards may be granted to Service Providers. The terms of each type of Award need not be identical and the Board need not treat Participants uniformly. The persons eligible to receive Qualified Options shall include any employees of the Company. The persons eligible to receive ISOs shall include only “employees” of the Company or of any Parent or Subsidiary of the Company, as that term is used in Section 422 of the Code. The persons eligible to receive Non Qualified Options and Awards shall include any employees of the Company or of any Parent or Subsidiary of the Company, Directors of the Company or of any Parent or Subsidiary of the Company who are not employees of the Company or its Subsidiaries and Consultants or contractors of the Company or of any Parent or Subsidiary of the Company.

(b) The Plan shall not confer upon any Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or a Parent or Subsidiary of the Company, nor shall it interfere in any way with his or her right or the Company’s right, or the right of the Company’s Parent or Subsidiary, to terminate such relationship at any time, with or without cause.

6. Application of Section 102 of the Ordinance.

(a) The provisions governing the exemption of tax for Options granted to employees as embodied in Section 102 of the Ordinance shall be applied to Qualified Options and to the Shares subject to Qualified Options (the “Qualified Options” and the “Qualified Shares”).

(b) No employee receiving Qualified Options shall claim an exemption from Israeli Tax pursuant to Sections 104 or 97(a) of the Ordinance or pursuant to the Law for the Encouragement of Industry (Taxes) 5729-1969 in connection with a transfer by such employee of an Option or acquired Share prior to the end of the “Holding Period” as defined in Rule 1(1) of the Rules.

(c) The Qualified Options and the Qualified Shares shall be issued to an escrow agent (the “Escrow Agent”) and held in escrow for the benefit of the Qualified Optionee for a period of no less than two years from the date of the grant. After the two year holding period, the Escrow Agent may release the Qualified Options or the Qualified Shares to the Optionee only after (i) the receipt by the Escrow Agent of an acknowledgment from the Income Tax Authority that the Optionee has paid any applicable tax due pursuant to the ordinance and the Rules, or (ii) the Escrow Agent withholds any applicable tax due pursuant to the Ordinance and Rules. The Escrow Agent and each such Qualified Optionee shall comply with the Ordinance, the Rules and with the Escrow Agreement entered into between the Company and the Escrow Agent. In the event a share dividend is declared on Qualified Shares, such dividend shall also be subject to the provisions of this Section 6 and the holding period for such dividend shares shall be measured from the commencement of the holding period for the Qualified Option from which the dividend was declared.

(d) Each Qualified Optionee shall be obligated to immediately notify the Company and the Escrow Agent of his or her request, if any, to the income Tax Authority pursuant to Rule 6(b) of the Rules in the event the Qualified Share are registered on any stock exchange. Nothing herein shall obligate the Company to register its shares or any portion of its shares on a stock exchange.

(e) The exemption under Section 102 of the Ordinance shall be forfeited and the Optionee shall be required to pay any applicable tax promptly at such time as (i) the Optionee’s employment is terminated during the two year holding period (other than because of death or some other reason acceptable to the Income Tax Authority); (ii) the Company or the Optionee fails to comply with one or more of the conditions for the exemption as required by the Ordinance, Rules or Income Tax Authority; or (iii) the Income Tax Authority withdraws or cancels the exemption for the Plan or the particular Optionee. Notwithstanding the loss of an exemption, the Escrow Agent shall continue to hold the Qualified Options or Qualified Shares (to the extent the Option remains exercisable following termination of employment) for the remainder of the applicable holding period under Section 102 of the Ordinance.

7. Term of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years after the earlier of its adoption by the Board or by the Company’s Shareholders, unless sooner terminated under Section 14 of the Plan.

8. Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof.

9. Option Exercise Price and Consideration.

(a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board in accordance with Applicable Laws and subject to guidelines as shall be suggested by the Board from time to time, if any; provided, however, that for Options subject to California securities laws, such price shall comply in all respects with the California securities laws, and, further provided, that Options intended to qualify as ISOs, that are granted to a Service Provider who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of shares of the Company or any Parent or Subsidiary of the Company, such price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

(b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of (1) cash, in the form of US Dollars, (2) check, (3) consideration received by the

Company under a formal cashless exercise program adopted by the Company in connection with the Plan, or (4) any combination of the foregoing methods of payment. The Board may permit payment in cash in a currency other than US Dollars, but only if and to the extent that payment in US Dollars is prohibited by the laws of the jurisdiction governing the exercise of such Option. In such case, the exchange rate to be used to obtain the US Dollar value of such consideration shall be determined by the Board. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(c) The Optionee receiving a Qualified Option shall waive a portion of his/her salary payment in consideration for the Qualified Option.

(d) The proceeds received by the Company from the issuance of Shares subject to the Options will be added to the general funds of the Company and used for its corporate purposes.

10. Exercise of Option.

(a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Board and set forth in the Option Agreement. Options subject to California securities laws shall comply in all respects with such laws. Unless the Board provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Board and permitted by Applicable Laws, the Option Agreement and the Plan. If required by Israel’s Currency Control Laws (“CCL”) at the time of the payment, Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse, provided that Shares issued upon exercise of a Qualified Option, within two years from the date of the grant, shall be issued in the name of the Escrow Agent for the benefit of the Optionee. The Escrow Agent shall have no rights to equity participation as to the Shares held in escrow. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. Upon their issuance, the Shares shall carry equal voting rights on all matters where such vote is permitted by Applicable Law; provided however, that the Company may require any Optionee, upon exercise of an Option, to execute such documents as may be necessary to grant to the chief executive officer of the Company a proxy to vote such Optionee’s Shares until such time as the Company closes a public offering of the Company’s common stock pursuant to a registration statement under the Securities Act of 1933. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

If any law or regulation requires the Company to take any action with respect to the Shares specified in such notice before the issuance thereof, then the date of their issuance shall be extended for the period necessary to take such action.

An Option may not be exercised unless, at the time the Optionee gives notice of exercise to the Company, the Optionee includes with such notice payment in cash or by bank check of all withholding taxes due, if any, on account of his or her acquired Shares under the Option or gives other assurance satisfactory to the Board of the payment of those withholding taxes.

In the event the Shares are to be held by an Escrow Agent in accordance with the provisions of Section 6 hereof, the Escrow Agent will transfer the Shares to the Optionee upon demand, but in no event earlier than two years (24 months) from date of grant.

Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or disability (as defined below), the Optionee may exercise his or her Option within such period of time (of at least thirty (30) days) as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination, except as provided for below for terminations for Cause. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Board, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

Notwithstanding the above, if an Optionee should be discharged from the employ of the Company for Cause, the entire unexercised Option (whether vested or not) shall ipso facto terminate and the Shares covered by such Option shall revert to the Plan. For purposes of this Plan, “Cause” shall mean disloyalty, dishonesty, fraud or any termination for reasons of negligence in the discharge of the Optionee’s duties, breach of fiduciary duty, willful cause of damage or loss to the Company in any fashion or similar cause, or any other breach of the Optionee’s employment or other agreement with the Company which results in direct or indirect loss, damages or injury to the Company, or the unauthorized disclosure of any trade secrets or confidential information of the Company.

(c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (of at least six (6) months) to the extent the Option is vested on the date of termination, but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Option is not exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (of at least six (6) months) to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, at the time of death, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e) Buyout Provisions. The Board may at any time, if permitted under Applicable Laws, offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Board shall establish and communicate to the Optionee at the time that such offer is made.

(f) Qualified Option Provisions. Notwithstanding the foregoing, any termination of employment prior to the expiration of the two year period required under Section 102 of the Ordinance and Rules may subject the Optionee who has received Qualified Options to forfeiture of the tax benefits available under Section 102 of the Ordinance.

(g) Acceleration of Vesting. The Board may at any time, in its sole discretion and in all instances after taking into consideration any relevant tax and accounting considerations which may adversely impact or impair the Company, (i) accelerate the date or dates on which all or any particular Options granted under the Plan may be exercised (ii) remove some or all of the restrictions of all or any particular Restricted Stock Award or (iii) extend the dates during which all or any particular Options granted under the Plan may be exercised.

11. Non-Transferability of Awards. Except as the Board may otherwise determine or provide for in an Award, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution (such transferees, “Authorized Transferees”) and may be exercised, during the lifetime of the Participant, only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to Authorized Transferees.

12. Adjustments Upon Changes in Capitalization or Merger.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the exercise price per Share of each such outstanding Option shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a shares split, reverse shares split, shares dividend, recapitalization, combination or reclassification of the Shares, rights issues or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Board in its discretion may provide for an Optionee to have the right to exercise his or her Option until fifteen (15) days prior to such transaction as to all of the Optioned Shares, including Shares as to which the Option would not otherwise be exercisable. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

(c) Acquisition of the Company

(i) Consequences of an Acquisition.

(A) Acquisition Intended to be Accounted for as a Pooling-of-Interests. Upon the consummation of an Acquisition intended to be accounted for as a pooling of interests: all outstanding Awards shall remain the obligation of the Company or be assumed by the surviving or acquiring entity, and there shall be automatically substituted for the shares of Common Stock then subject to such Awards the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition.

(B) Acquisition Intended to be Accounted for under the Purchase Method. Unless otherwise expressly provided in the applicable Option or Award, upon the occurrence of an Acquisition intended to be accounted for under the purchase method, the Board or the board of directors of the surviving or acquiring entity (as used in this Section 12(c)(i)(B) also the “Board”), shall, as to outstanding Awards (on the same basis or on different bases, as the Board shall specify), make appropriate provision for the continuation of such Awards by the Company or the assumption of such Awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Awards either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or acquiring corporation or (c) such other securities as the Board deems appropriate, the fair market value of which (as determined by the Board in its sole discretion) shall not materially differ from the fair market value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition. In addition to or in lieu of the foregoing, with respect to outstanding Options, the Board may, upon written notice to the affected optionees, provide that one or more Options must be exercised, to the extent then exercisable or to be exercisable as a result of the Acquisition, within a specified number of days of the date of such notice, at the end of which period such Options shall terminate; or terminate one or more Options in exchange for a cash payment equal to the excess of the fair market value (as determined by the Board in its sole discretion) of the shares subject to such Options (to the extent then exercisable or to be exercisable as a result of the Acquisition) over the exercise price thereof.

(C) Acquisition Defined. An “Acquisition” shall mean: (x) any merger or consolidation after which the voting securities of the Company outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such event; or (y) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (z) any other acquisition of the business of the Company, as determined by the Board

(ii) Assumption of Options Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

(iii) Pooling-of Interests-Accounting. If the Company proposes to engage in an Acquisition intended to be accounted for as a pooling-of-interests, and in the event that the provisions of this Plan or of any Award hereunder, or any actions of the Board taken in connection with such Acquisition, are determined by the Company’s or the acquiring company’s independent public accountants to cause such Acquisition to fail to be accounted for as a pooling-of-interests, then such provisions or actions shall be amended or rescinded by the Board, without the consent of any Participant, to be consistent with pooling-of-interests accounting treatment for such Acquisition.

13. Restricted Stock.

(a) Grants. The Board may grant Awards entitling recipients to acquire Shares, subject to (i) delivery to the Company by the Participant of a check in an amount at least equal to the par value of the Shares purchased, and (ii) the right of the Company to repurchase all or part of such Shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Board in the applicable Restricted Stock Agreement are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such award (each a “Restricted Stock Award”).

(b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award. The Company may require any recipient of a Restricted Stock Award to execute such documents as may be necessary to grant to the Chief Executive Officer of the Company a proxy to vote such holder’s Shares until such time as the Company closes a public offering of the Company’s common stock pursuant to a registration statement under the Securities Act of 1933.

14. Date of Grant. Subject to Applicable Laws, the date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option, or such other date as is determined by the Board. Notice of the determination shall be given to each Service Provider to whom an Option is so granted within a reasonable time after the date of such grant.

15. Right of First Refusal.

(a) Exercise of Right. Participants may not transfer Shares without the Company’s written consent except by will, by the laws of descent and distribution or in accordance with the further provisions of this Section 15. If, after complying with all terms and conditions of the Right of First Refusal (as defined below), the Participant desires to transfer all or any part of the Shares to any person other than the Company (an “Offeror”), the Participant shall: (i) obtain in writing an irrevocable and unconditional bona fide offer (the “Offer”) for the purchase thereof from the Offeror; and (ii) give written notice (the “Option Notice”) to the Company setting forth the Participant’s desire to transfer such shares, which Option Notice shall be accompanied by a photocopy of the Offer and shall set forth at least the name and address of the Offeror and the price and terms of the Offer. Upon receipt of the Option Notice, the Company shall have an assignable Option to purchase any or all of such Option Shares (the “Company Option Shares”) specified in the Option Notice, such Option to be exercisable by giving, within 15 days after receipt of the Option Notice, a written counter-notice to the Particpant. If the Company elects to purchase any or all of such Company Shares, it shall be obligated to purchase, and the Participant shall be obligated to sell to the Company, such Company Shares at the price and terms indicated in the Offer within 30 days from the date of delivery by the Company of such counter-notice.

(b) Sale of Shares to Offeror. The Participant may, for 60 days after the expiration of the 30-day period as set forth in Section 15(a) above, sell to the Offeror, pursuant to the terms of the Offer, any or all of such Company Shares not purchased or agreed to be purchased by the Company or its assignee; provided, however, that the Participant shall not sell such Shares to such Offeror if such Offeror is a competitor of the Company and the Company gives written notice to the Participant, within 30 days of its receipt of the Option Notice, stating that the Participant shall not sell his or her Shares to such Offeror; and provided, further, that prior to the sale of such Option Shares to an Offeror, such Offeror shall execute an agreement with the Company pursuant to which such Offeror agrees to be subject to the restrictions set forth in this Plan and any Option Agreement, including Section 15. If any or all of such Shares are not sold pursuant to an Offer within the time permitted above, the unsold Shares shall remain subject to the terms of this Section 15.

(c) Failure to Deliver Shares. If the Participant fails or refuses to deliver on a timely basis duly endorsed certificates representing Company Shares to be sold to the Company or its assignee pursuant to this Section, the Company shall have the right to deposit the purchase price for such Company Shares in a special account with any bank or trust company, giving notice of such deposit to the Participant, whereupon such Company Shares shall be deemed to have been purchased by the Company. All such monies shall be held by the bank or trust company for the benefit of the Participant. All monies deposited with the bank or trust company but remaining unclaimed for two years after the date of deposit shall be repaid by the bank or trust company to the Company on demand, and the Participant shall thereafter look only to the Company for payment.

(d) Expiration of Company’s Right of First Refusal and Transfer Restrictions. The first refusal rights of the Company and the transfer restrictions set forth in this Section 15 shall expire as to Shares on the earliest to occur of (i) the tenth anniversary of the date of the applicable Option Agreement, (ii) immediately prior to the closing of a public offering of the Company’s common stock pursuant to a registration statement under the Securities Act of 1933, or (iii) the occurrence of an Acquisition.

16. Lock-Up Period. At the time of grant of an Award, a Participant shall be required to agree that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act, Participant shall not sell or otherwise transfer any Shares for such period of time after the execution of an underwriting agreement in connection with such offering that all of the Company’s then directors and executive officers agree to be similarly bound.

17. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Shareholder Approval. The Board shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Board, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Board’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

18. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option, the method of payment and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Option, the Board may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

19. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

21. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

22. Information to Optionees and Purchasers. To the extent required under Applicable laws, the Company shall provide to each Optionee and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such Optionee or purchaser has one or more Options outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of annual financial statements. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

23. Governing Law. This Plan shall be governed by and construed and enforced in accordance with the laws of the state of Delaware, without giving effect to the principles of conflict of laws.

24. Tax Consequences. Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares or from any other event or act (of the Company or the Optionee) hereunder, shall be borne solely by the Optionee.

24. Multiple Agreements. The terms of each Option may differ from other Options granted under the Plan at the same time. The Board may also grant more than one Option to a given Optionee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Optionee.

Amended March 29, 2002